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                                 Exhibit 10.40


                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT is made between HEMAGEN DIAGNOSTICS, INC., a Delaware corporation (sometimes referred to as "Hemagen"), REAGENTS APPLICATIONS, INC., a Delaware corporation (sometimes referred to as "Reagents") (Hemagen and Reagents are hereafter individually and collectively referred to as the "Borrower"), and BAY NATIONAL BANK, a national banking association (the "Bank").

                               W I T N E S S E T H

                   NOW, THEREFORE, in consideration of the premises, the covenants and agreements of the parties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  As used in this Loan and Security Agreement, the following terms shall have the meanings set forth as definitions, unless the specific context clearly requires a different meaning, and all terms defined in this Article, or elsewhere in this Loan and Security Agreement, shall be capitalized throughout this Loan and Security Agreement. Terms defined in the Maryland version of the Uniform Commercial Code shall have the meanings ascribed to them therein, and all financial terms not otherwise defined shall have those meanings as determined under generally accepted accounting principles, consistently applied ("GAAP"). The plural use of any defined term shall include the singular, and the singular use of any defined term shall include the plural.

                  SECTION 1.1. ACCOUNTS, CHATTEL PAPER, DEPOSIT ACCOUNTS, DOCUMENTS, EQUIPMENT, GENERAL INTANGIBLES, INSTRUMENTS, INVENTORY, INVESTMENT PROPERTY, LETTER-OF-CREDIT RIGHTS AND SUPPORTING OBLIGATIONS. The terms "Accounts," "Chattel Paper," "Deposit Accounts," "Documents," "Equipment," "General Intangibles" (including payment intangibles), "Instruments" (including promissory notes), "Investment Property," "Letter-of-Credit Rights," "Inventory" and "Supporting Obligations" shall have the same respective meanings as are given to those terms in the Maryland Uniform Commercial Code-Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended.

                  SECTION 1.2. ADVANCE. The term "Advance" shall mean each credit to the Operating Account made by the Bank based on a request from Borrower as provided in
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Section 2.1.3 herein, or any extension of credit under the Line of Credit as herein provided, regardless of whether Borrower has made a specific request therefor.

                  SECTION 1.3. AFFILIATE. The term "Affiliate" or "Affiliates" shall mean any Subsidiary of the Borrower, or any corporation, partnership, limited liability company or other Person which directly or indirectly controls, is controlled by, or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of the subject Person.

                   SECTION 1.4. AGREEMENT. The term "Agreement" shall mean this Loan and Security Agreement, and all amendments, extensions, or modifications by the parties hereto from time to time, together with all attachments and exhibits hereto or thereto.

                  SECTION 1.5. BORROWING BASE CERTIFICATE. The term "Borrowing Base Certificate" shall mean that report or reports to be delivered pursuant to
Section 6.18 by the Borrower to the Bank, at such intervals as the Bank may from time to time reasonably determine, but in no event less than monthly, identifying in form and detail satisfactory to the Bank the amount of Inventory and Receivables, the Inventory and Receivables claimed to be Eligible Inventory and Eligible Receivables, respectively, the aging of Receivables, and such other information as the Bank may from time to time require. Each such Borrowing Base Certificate shall be certified to be true and accurate in all material respects as of the time of preparation by the president or chief financial officer of the Borrower.

                  SECTION 1.6. CHANGE IN CONTROL. The term "Change in Control" shall mean, at any time, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13-d-5 under the Exchange Act of 1934) (a) shall have acquired beneficial ownership of a majority on a fully diluted basis of the voting and/or economic interest in Hemagen or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Hemagen; (ii) Hemagen shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Securities of Reagents; (iii) the sale or other disposition of all or substantially all of the assets of Reagents or of all or substantially all of the Equity Securities thereof or (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Hemagen cease to be occupied by Persons who either (a) were members of the board of directors of Hemagen as of the close of business on the Closing Date or (b) were nominated for election by the board of directors of Hemagen, a majority of whom were directors as of the close of business on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors. As used herein, "Equity Securities" shall mean all common stock issued as of the Closing Date and all securities issued as of the Closing Date which are convertible into, or exercisable for, common stock.

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                  SECTION 1.7. CHANGE IN KEY PERSONNEL. The term "Change in Key
Personnel" shall mean the appointment of a president or chief financial officer of Hemagen other than William P. Hales and Deborah F. Ricci, respectfully, or a material change in the duties of the persons holding such offices, whether such appointment occurs as a result of resignation, termination of employment (for any reason), death, incapacity, or for any other reason, except for temporary appointments occasioned by medical or maternity reasons. In the event of death or incapacity, a Change in Key Personnel shall occur sixty (60) days thereafter if a successor reasonably acceptable to the Bank has not been appointed.

                  SECTION 1.8. CLOSING DATE. The term "Closing Date" shall mean the date on which the conditions set forth in Section 4.1 are satisfied and the initial Loan is made.

                  SECTION 1.9. COLLATERAL. The term "Collateral" shall mean all of the tangible and intangible property with respect to which the Borrower has assigned or granted a security interest or lien to the Bank pursuant to the terms of this Agreement or any of the other Loan Documents.

                  SECTION 1.10. CURRENT RATIO. The term "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. As used herein, "Current Assets" means the sum of cash, marketable securities, Receivables, Inventory, prepaid expenses, and other current assets (subject to reserves for bad debts and obsolescence, respectively, established from time to time in accordance with GAAP), on a consolidated basis; and "Current Liabilities" means the sum of all accounts payable, accrued taxes payable, Deferred Revenue, other current liabilities determined according to GAAP and applied on a consistent basis and the current portion of long-term liabilities.

                  SECTION 1.11. CUSTOMER. The term "Customer" or "Customers" shall mean the person or persons to or for whom the Borrower has sold, leased or licensed goods, performed services and who is an account debtor or are account debtors of the Borrower as a result thereof, or which otherwise has a payment obligation owing to the Borrower.

                  SECTION 1.11A. DEFERRED REVENUE. "Deferred Revenue" shall mean booked future revenue for which services remain to be performed and for which there is no cash payment obligation.

                  SECTION 1.12. ELIGIBLE INVENTORY. The term "Eligible Inventory" shall mean all Inventory which is not work in process or has not been deemed ineligible by the Bank because of age, obsolescence, its slow moving character or for any other reason as determined by the Bank in its reasonable discretion.

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                  SECTION 1.13. ELIGIBLE RECEIVABLES. The term "Eligible
Receivables" shall mean those Receivables which arise from goods sold, leased or licensed, or from services performed, in the ordinary course of business to or for Customers other than any Affiliate, and as to which: (a) the delivery of the goods or the performance of the services has been completed, or the licensing of property is in effect and no material defaults exist which would jeopardize Borrower's right to payment thereon, (b) no return, rejection, repossession, or termination has occurred; (c) the representations and warranties contained in the Agreement as to Receivables are and continue to be true and accurate; (d) no more than sixty (60) days have elapsed from the due date so long as such accounts were due thirty (30) days from billing or invoice date; (e) no bankruptcy or insolvency proceedings or payment moratoriums of any kind apply; and (f) the Bank has not, in the Bank's good faith judgment, deemed as unsatisfactory for any reason. Eligible Receivables shall not include inter-company Receivables, contra accounts, foreign accounts, finance charges or the Receivables of any Customer if 50% or more of the account balance of any such Customer is in excess of ninety (90) days from invoice or billing date.

                  SECTION 1.14. ENVIRONMENTAL LAWS. The term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any governmental authority imposing liability or establishing standards of conduct for protection of the environment.

                  SECTION 1.15. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  SECTION 1.16. EVENT OF DEFAULT. The term "Event of Default" shall mean the events constituting defaults under this Agreement as set forth in
Article VIII of the Agreement.

                  SECTION 1.17. INDEBTEDNESS. The term "Indebtedness" shall mean all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but not limited to: (a) all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (b) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or

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lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor; (c) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and (d) all indebtedness incurred as the lessee of goods or under leases that, in accordance with GAAP should not be reflected as leases on the balance sheet of the lessee.

                  SECTION 1.18. INVENTORY. The term "Inventory" shall mean goods held by the Borrower for sale, lease, license or furnished or to be furnished under contracts of service and goods which are raw materials, work in process or materials used or consumed in Borrowers' business.

                  SECTION 1.19. LAWS. The term "Laws" shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar authority established by any thereof.

                  SECTION 1.20. LINE OF CREDIT. The term "Line of Credit" shall mean those Advances, readvances and other credit accommodations provided under this Agreement, and evidenced by the Line of Credit Note, made from time to time in accordance with the terms of this Agreement.

                  SECTION 1.21. LINE OF CREDIT NOTE. The term "Line of Credit Note" shall mean the Promissory Note of even date executed by the Borrower, as obligor, in the principal sum of One Million Dollars ($1,000,000) and payable to the order of the Bank.

                  SECTION 1.22. LIQUIDATION COSTS. The term "Liquidation Costs" shall mean any and all costs and expenses (including reasonable attorneys' fees and legal expenses) which are incurred by or on behalf of the Bank (a) to enforce payment of any of the Obligations, (b) to enforce payment of any Receivable following the occurrence of an Event of Default, whether as against a Customer, the Borrower or any surety of any Customer or of any of the Obligations, (c) in the prosecution or defense of any action growing out of or connected with the Collateral or any of the Bank's rights therein or thereto, and (d) in connection with the custody or preservation of the Collateral following the occurrence of an Event of Default, and the preparation for sale, sale or other disposition of any Collateral.

                  SECTION 1.23. LOAN. The term "Loan" or "Loans" shall mean, separately or collectively, the Line of Credit, including future advances and readvances, and any

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other Obligation for the payment or repayment of money by the Borrower to the
Bank, whether now existing or hereafter arising.

                  SECTION 1.24. LOAN DOCUMENTS. The term "Loan Documents" shall mean all documents executed by the Borrower or any Subsidiary in connection with the Loans, including, but not limited to, this Agreement, the Line of Credit Note, appropriate financing statements and continuation statements, assignments of property rights or interests, or any amendments or modifications thereof or thereto.

                  SECTION 1.25. MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean a material adverse effect on any of the following:
(i) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower (either individually, or taken as a whole), (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party (either individually or taken as a whole), (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Bank under any Loan Document, (v) the validity, perfection or priority of a lien or security interest in favor of the Bank as to any part of the Collateral or (vi) the value of any material part of the Collateral.

                  SECTION 1.26. OBLIGATIONS. The terms "Obligation" or "Obligations" shall mean any obligation of payment or performance by the Borrower owing to the Bank, including: (a) any and all sums due to the Bank under the Loan or otherwise under the terms of this Agreement, the Line of Credit Note and the Loan Documents; (b) any and all sums advanced by the Bank to preserve or protect the Collateral and the value of the Collateral or to preserve, protect, or perfect the Bank's security interest in the Collateral;
(c) in the event of any proceeding to enforce the collection of the Obligations or any of them, after default, and/or upon demand, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Bank of the Bank's rights in the event of default, together with reasonable attorneys' fees, expenses of collection, and court costs as provided in the Loan Documents; and (d) any other Indebtedness or liability of the Borrower to the Bank, whether direct or indirect, joint or several, absolute or contingent, now existing or hereafter arising.

                  SECTION 1.27. OPERATING ACCOUNT. The term "Operating Account" shall mean the commercial checking account to be established and maintained by Hemagen with the Bank and to be utilized as the means of making Advances under the Line of Credit.

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                  SECTION 1.28. PERMITTED LIENS. The term "Permitted Liens"
shall mean:

                           (a) Liens for taxes, assessments, or similar charges
incurred in the ordinary course of business that are not yet due and payable;

                           (b) Liens of mechanics, materialmen, warehousemen,
carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                           (c) Liens or security interests in favor of the Bank;

                           (d) Existing liens disclosed in Schedule "A" attached
hereto and incorporated herein;

                           (e) Subsequently arising liens approved in writing by
the Bank; and

                           (f) Purchase money security interests in Equipment
acquired from vendors so long as the aggregate cost of all Equipment acquired in any one fiscal year which is subject to a vendor purchase money security interest does not exceed the sum of $250,000.

                  SECTION 1.29. PERSON. The term "Person" shall mean any individual, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

                  SECTION 1.30. PRIME RATE. The term "Prime Rate" shall mean the prime rate (or the highest of such prime rate if there is a range of such rates) as published from time to time in the Money Rates column of the Wall Street Journal (the "Index"). If the Index shall remain unpublished for more than thirty (30) days or shall cease to exist, then the Bank shall have the right, in its sole discretion, to select a comparable rate of interest consistent with similar rates charged to other customers of the Bank whose interest is based upon the "Prime Rate."

                  SECTION 1.31. RECEIVABLES. As used herein, the term "Receivables" shall mean all of the Borrower's Accounts, Instruments, Documents, Chattel Paper, rents, promissory notes, notes receivable, General Intangibles, Letter-of-Credit Rights, Supporting Obligations and chooses in action, or any other right to payment, now existing or hereafter created or arising, and all cash and non-cash proceeds and products thereof, and all rights thereto including rights in rejected, returned or repossessed goods, arising from the sale of or providing of Inventory, goods, or services by the Borrower.

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                  SECTION 1.32. RECORDS. The term "Records" shall mean
correspondence, memoranda, tapes, discs, papers, books and other documents or transcribed information of any type, whether expressed in ordinary or machine language, maintained by the Borrower in connection with the Collateral or its business operations.

                  SECTION 1.33. SUBSIDIARY. The term "Subsidiary" shall mean any subsidiary of the Borrower, or any corporation, partnership, limited liability company or other Person of which fifty percent (50%) or more of the legal or beneficial ownership interests are held, directly or indirectly, by a Borrower, whether now owned or hereafter existing or acquired, and their successors.

                  SECTION 1.34. SUBORDINATED DEBT. The term "Subordinated Debt" shall mean any and all indebtedness and liabilities of any Borrower which have been subordinated as to collection, enforcement rights and/or lien priority by written agreement, or by the express written terms of the subordinated indebtedness instruments, to the principal and interest of the Loan amount owned by the Borrower to the Bank. Subordinated Debt shall specifically include outstanding subordinated convertible notes, with warrants to purchase common stock, issued on or about May 22, 2000 in the aggregate principal amount of Six Million Three Hundred Fifteen Thousand Dollars ($6,315,000), due April 17, 2005 (the "Subordinated Convertible Notes").

                  SECTION 1.35. SUBORDINATED DEBT NOTEHOLDERS. The term "Subordinated Debt Noteholders" shall mean those Persons now holding Subordinated Convertible Notes which or who are identified on Schedule "B" attached hereto along with the current mailing address of such Person and the portion of the aggregate principal indebtedness owing to such Person pursuant to the foregoing Subordinated Convertible Notes.

                  SECTION 1.36. TANGIBLE NET WORTH. The term "Tangible Net Worth" shall mean the consolidated amount of Borrowers' and their Subsidiaries' total assets, exclusive of goodwill, trademarks, patents, licenses and such other assets as Bank may determine from time to time are properly classified as intangible assets in accordance with GAAP, less consolidated Total Liabilities plus Subordinated Debt.

                  SECTION 1.37. TOTAL LIABILITIES. The term "Total Liabilities" shall mean all liabilities on a consolidated basis of Borrower and its Subsidiaries for borrowed money or, without duplication, any other Indebtedness due from a Borrower to any Person, including an Affiliate, determined in accordance with GAAP.

                  SECTION 1.38. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. The term "Total Liabilities to Tangible Net Worth Ratio" shall mean the ratio of consolidated Total Liabilities, less Subordinated Debt and Deferred Revenue, to consolidated Tangible Net Worth.

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                                   ARTICLE II
                         TERMS AND PURPOSE OF THE LOANS

                  SECTION 2.1. THE LINE OF CREDIT. The Bank, subject to all of the terms and conditions of this Agreement, may extend to the Borrower, from time to time, such Advances and readvances under the Line of Credit in a maximum aggregate principal amount at any time outstanding not to exceed the lesser of
(a) the sum of (i) 80% of Eligible Receivables, plus (ii) the lesser of Three Hundred Thousand Dollars ($300,000) or thirty percent (30%) of Eligible Inventory, or (b) One Million Dollars ($1,000,000) (the "Advance Rate"). The following specific terms and conditions shall apply to the Line of Credit:

                           SECTION 2.1.1. PURPOSE OF THE LINE OF CREDIT. The
proceeds of the Line of Credit shall be used by the Borrower to fund general working capital needs, including but not limited to budgeted capital expenditures, and direct expenses attributable to the consolidation of Borrower's office and manufacturing operations.

                           SECTION 2.1.2. INTEREST RATE; LINE OF CREDIT NOTE.
Advances under the Line of Credit shall bear interest at a floating annual rate of interest equal to the interest rate obtained by adding three-quarters of one percentage point (0.75%) to the Prime Rate in effect from time to time. Changes in the applicable interest rate will be made as of the occurrence of changes in the Prime Rate. The Line of Credit shall be evidenced by, and shall be repaid with interest in accordance with, the provisions of the Line of Credit Note which shall be duly executed and delivered by the Borrower and be payable to the order of the Bank on the date hereof, the terms and conditions of which are incorporated herein by reference. The date and amounts of each Advance made by the Bank and each payment made by the Borrower shall be recorded by the Bank on the books and records of the Bank, but any failure to record such dates or amounts shall not relieve the Borrower of its obligation of repayment hereunder or under the Line of Credit Note.

                           SECTION 2.1.3. ADVANCES UNDER THE LINE OF CREDIT.
Subject to compliance by the Borrower with all of the terms and conditions of this Agreement, the continued satisfactory financial condition of the Borrower, the satisfaction of all conditions precedent to the making of Advances hereunder and the non-existence of any default or any event, circumstance, act or omission which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder, the Bank shall make Advances to the Borrower or for the Borrower's account from time to time in such amounts as the Borrower may request (subject to the Advance Rate and all reductions, reservations, adjustments or modifications as herein provided). Advances

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under the Line of Credit shall be made upon the request of Borrower, which request may be written and shall be made by any person authorized from time to time by the Borrower. Each request for an Advance shall be in the form of Exhibit "A" attached hereto. The Bank shall credit such Advances to the Operating Account. The Borrower agrees that no request for an Advance under the Line of Credit shall be made which, if honored or paid, would cause the aggregate amount of Advances made and outstanding to exceed the maximum principal amount available under the Advance Rate. Without implying any obligation to do so, if the Bank issues any letter of credit for the account of the Borrower, the aggregate amount of all such letter of credit obligations shall be reserved against the Line of Credit so long as such obligations remain outstanding. Letters of credit shall only be issued upon terms acceptable to the Bank, in its sole discretion, and shall constitute an Obligation hereunder secured by the Collateral. In no event shall the Bank be obligated to make any Advance if an Event of Default hereunder shall have occurred unless and until such Event of Default shall be cured (if the Borrower is given the right to cure the applicable Event of Default hereunder), or if such Advance would cause the total amount of Advances made to or for the Borrower and outstanding under this Agreement to exceed the maximum principal amount available under the Advance Rate. Notwithstanding the foregoing, any Advance made, from time to time, which exceeds principal availability as herein described, or which may be made during the period an Event of Default has occurred, is occurring, or may occur, shall constitute an Obligation the repayment of which shall be the liability of the Borrower and secured by the Collateral.

                           SECTION 2.1.4. REPAYMENT OF THE LINE OF CREDIT. The
Borrower shall repay to the order of the Bank all principal, accrued interest, and all other Obligations due under the Line of Credit when due. The Borrower shall pay to the Bank, on the first day of each month during which a principal balance is outstanding under the Line of Credit, accrued interest on the outstanding and unpaid principal balance of the Line of Credit. Interest shall be payable monthly following preparation by the Bank of an interest statement showing interest due through the end of the monthly payment period. In the event interest for the final days of any period is estimated, the Borrower's account shall be debited or credited, as the case may be, to reflect actual interest due through the end of such period. Upon the request of the Borrower, the Bank shall automatically debit the Borrower's Operating Account on the due date of, and in the amount of, the interest shown to be due on each monthly statement. The Borrower shall pay to the Bank the entire outstanding and unpaid principal balance under the Line of Credit, together with accrued interest thereon and any fees or charges payable pursuant to the Loan Documents, on March 31, 2004, the final and absolute due date, or earlier upon acceleration as provided herein and in the Line of Credit Note.

                           SECTION 2.1.5. PREPAYMENT OF THE LINE OF CREDIT. The
Borrower (a) may prepay the Line of Credit in whole or part at any time and from time to time

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without penalty or additional interest, and (b) shall prepay all or any portion of principal Advances which exceed the maximum principal then available as computed under the Advance Rate. The Line of Credit may be reduced, from time to time, to a zero balance without affecting the continuing validity of this Agreement or the continuing security interest and lien of the Bank in and to the Collateral.

                  SECTION 2.2. LOAN COMMITMENT FEE. The Borrower shall pay unto the Bank a loan commitment fee in the amount of $2,500. Such fee shall be payable on the Closing Date.

                  SECTION 2.3. CROSS-COLLATERALIZATION. All Collateral shall secure all Loans and Obligations, in equal order of priority, and a default on any Obligation or Loan shall be a default as to all Obligations, unless expressly waived by the Bank.

                  SECTION 2.4. JOINT AND SEVERAL LIABILITY. The Obligations due hereunder shall be the joint and several liability of each Borrower.

                                   ARTICLE III
                             SECURITY FOR THE LOANS

                  The repayment of the Loans, the satisfaction of the Obligations, and the full, complete and absolute performance by the Borrower of each of the terms and conditions of the Loan Documents and all other Obligations, direct or indirect, owing to the Bank shall be secured by, and the Borrower hereby grants to the Bank a continuing security interest in, the following:

                  SECTION 3.1. GRANT OF SECURITY INTEREST. The Borrower hereby assigns to the Bank all of the Borrower's right, title, and interest in and to, and grants to the Bank a continuing lien security interest in and to all of its personal property assets, including, without limitation, the following tangible and intangible assets in which it has an interest, wherever located, whether now owned or hereafter acquired by the Borrower, together with all substitutions therefor, and replacements and renewals thereof:

                           (a)      Accounts (including all Receivables);

                           (b)      Chattel Paper;

                           (c)      Documents;

                           (d)      Equipment;

                           (e)      General Intangibles;

                           (f)      Instruments;

                           (g)      Inventory;

                           (h)      Goods;

                           (i)      Deposit Accounts;

                           (j)      Letter-of-Credit Rights;

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                           (k)      Supporting Obligations;

                           (l)      Fixtures; and

                           (m) All Records relating to or pertaining to any of the above.

The Borrower hereby assigns, transfers and sets over to the Bank all of the Borrower's right, title and interest in and to, and grants to the Bank a continuing security interest in all amounts that may be owing at any time and from time to time by the Bank to the Borrower in any capacity, including, but not limited to, any balance or share belonging to the Borrower of any deposit account or other account with the Bank, which security interest shall be independent of and in addition to any right of set-off which the Bank may have. It is the intention of the parties that this Agreement shall constitute control of such Collateral, as that term is used in the Maryland Uniform Commercial Code
- Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended.

                  SECTION 3.2. PATENTS, TRADEMARKS. The Borrower hereby grants, assigns, conveys and transfers to the Bank as collateral security all patents, trademarks and service marks, as set forth in Schedule "C" attached hereto, and as hereafter may be prosecuted and obtained. Such assignments shall be evidenced by assignment instruments acceptable to the Bank and its counsel executed by the Borrower which shall be recorded and indexed among the records of the United States Patent and Trademark Office.

                  SECTION 3.3. PROCEEDS AND PRODUCTS. The Bank's security interests provided for herein shall apply to the proceeds, including but not limited to insurance proceeds, and the products of the Collateral.

                  SECTION 3.4. PRIORITY OF SECURITY INTERESTS. After giving effect to the express terms of the Subordinated Convertible Notes, each of the security interests granted or conveyed by the Borrower to the Bank pursuant to this Agreement at the time of any disbursement hereunder shall be a first priority lien security interest in the Collateral, subject only to any Permitted Lien.

                  SECTION 3.5. FUTURE ADVANCES. The security interests and liens granted or conveyed by the Borrower shall secure all current and all future Advances made by the Bank to the extent such current and future Advances constitute Obligations, and the Bank may advance or readvance upon repayment by the Borrower of all or any portion of the sums loaned to the Borrower and any such advancement or readvancement shall be fully secured by the security interests and liens created by this Agreement or any of the other Loan Documents.

                  SECTION 3.6 COLLATERAL SECURES ALL OBLIGATIONS. The Collateral shall secure all principal, interest, and other sums due under the Line of Credit Note, and all other Obligations, Liquidation Costs or sums due or arising hereunder of whatever kind or character.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  All duties and obligations of the Bank hereunder are specifically subject to the full satisfaction of the conditions precedent set forth in this Article IV as follows:

                  SECTION 4.1. REQUIRED DOCUMENTS. The Borrower shall deliver to the Bank prior to or at the Closing Date the following:

                           (a)      A certified (as of the date of the closing)
copy of resolutions of the Borrower (i) authorizing the execution, delivery and performance of the Loan Documents, and (ii) stating the incumbency and containing the signatures of the officers of the Borrower executing the Loan Documents;

                           (b)      A Certificate of Good Standing, as of a
current date, issued by the Delaware Secretary of State, evidencing the good standing of the Borrower, certificates from other state agencies that the Borrower has qualified as a foreign corporation in any such other state or jurisdiction;

                           (c)      A certified copy of the Articles of
Incorporation and Bylaws of the Borrower, including all amendments thereto;

                           (d)      Proof of current insurance coverages
required by this Agreement, including delivery of certificates, policies and/or true photocopies of policies as the Bank may direct, which designate the Bank as sole loss payee for all losses with respect to Inventory, Equipment and other tangible personal property;

                           (e)      Duly executed Line of Credit Note;

                           (f)      Duly executed Financing Statements(s) in
form suitable for recordation;

                           (g)      An opinion of counsel for the Borrower as to
the due execution and enforceability of the Loan Documents, and such other matters as the Bank and Bank's counsel may reasonably determine;

                           (h)      Assignments of Patents, Trademarks or
Copyrights or other similar intangible property in form recordable with the United States Patent and Trademark Office;

                           (i)      Duly executed Landlord's Waivers; and

                           (j)      Such other requirements as are set forth in
this Agreement or in the Loan Documents, or as the Bank may reasonably require.

                  SECTION 4.2. SATISFACTION OF TERMS. At the time of each Advance, readvance or other credit extended hereunder, the Borrower shall have complied with all of the terms and conditions hereof, all representations and warranties shall be true and accurate as of such date, and no Event of Default shall have occurred and be continuing.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  To induce the Bank to make the Loans and enter into the Agreement, the Borrower makes the following representations and warranties and acknowledges the Bank's justifiable reliance thereon and the Bank's full right to so rely as of the date hereof and at the time of each Advance under the Line of Credit. Unless otherwise provided, the representations and warranties shall be deemed made by each Borrower with respect to its property and business operations and affairs.

                  SECTION 5.1. ACCURACY AND COMPLETENESS OF INFORMATION. All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the Borrower or any Subsidiary in connection with the Loan, or in support thereof, are true, accurate, and complete in all material respects and contain no knowingly false, incomplete or misleading statements, nor omit to state any matter the omission of which could be misleading.

                  SECTION 5.2. NON-EXISTENCE OF DEFAULTS, ETC. Except to the extent disclosed in writing to the Bank by the Borrower as of the date hereof, neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement and the Loan Documents will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the charter or bylaw provisions of the Borrower or any Subsidiary, violate any Laws which would impair the Collateral or the Bank's lien and security interest therein or result in a default under any contract, agreement, or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its property is bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower or any Subsidiary, except in favor of the Bank.

                  SECTION 5.3. LITIGATION. Except to the extent disclosed in Schedule "D" as of the date hereof there is no action, suit, investigation, or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary.

                  SECTION 5.4. LIABILITIES OR ADVERSE CHANGES. Neither the Borrower nor any Subsidiary has any direct or contingent liability or Indebtedness known to the Borrower and not previously disclosed to the Bank, nor does the Borrower know of any matter which could have a Material Adverse Effect.

                  SECTION 5.5. TITLE TO COLLATERAL. The Borrower has good and marketable title to all of the existing Collateral except as specifically identified in Schedule "E" hereto and will have good and marketable title to all of the Collateral hereafter acquired. The Bank's liens described herein shall constitute first priority lien security interests, subject in priority only to any lien or security interest of the Bank granted by the Borrower in the same Collateral in connection with another loan transaction, any other Loan Document, or any other Permitted Lien.

                  SECTION 5.6. USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loans only for the purposes represented to the Bank as set forth in this Agreement.

                  SECTION 5.7. CORPORATE STATUS. Each Borrower is a corporation validly organized and incorporated under the Laws of the State of Delaware. The Borrower is qualified as a foreign corporation to conduct business in the states identified in Schedule "F" attached hereto. The Borrower has the power to own its properties, conduct its business and affairs, and enter into the Loans and perform the Obligations. The Borrower's entry into the Loans with the Bank has been validly and effectively approved by its Board of Directors and shareholders as may be required by its charter, bylaws, or applicable Law. All copies of the charter, bylaws, and corporate resolutions, as the case may be, of the Borrower and any Subsidiary certified to the Bank on the Closing Date are true, accurate, and complete and no action has been taken in diminution or abrogation thereof. The Borrower has not changed its name, been the surviving corporation in a merger, acquired any business, or changed the location of its chief executive office within the last five (5) years, except as disclosed in Exhibit "G". The Borrower does not use, and has not for the last five (5) years used, any trade name, nor has Borrower conducted business under any name other than its corporate name.

                  SECTION 5.8. VALIDITY, BINDING NATURE, AND ENFORCEABILITY OF THE LOAN DOCUMENTS. The Loan Documents executed by the Borrower are the valid and binding obligations of the Borrower, fully enforceable against the Borrower in accordance with their terms.

                  SECTION 5.9. DEFAULTS UNDER LOAN DOCUMENT. There is not currently existing any action, event, or condition which would constitute an Event of Default on the part of the Borrower under this Agreement under any other Loan Document, and no action, event or condition has occurred and is continuing to occur which, with the giving of notice or the passage of time, or both, would constitute a default by the Borrower under any provision of this Agreement or under any other Loan Document.

                  SECTION 5.10. TAXES. Except as set forth in Schedule G-1, the Borrower and all Subsidiaries: (a) have each filed all federal, state and local tax returns and other reports which are required by Law to be filed prior to the date hereof; (b) have each paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, except where the same are being contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside; and (c) have each made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on the Borrower's books of account or reflected in the Borrower's financial statements.

                  SECTION 5.11. ERISA. All "Defined Benefit Pension Plans," as that term is defined in ERISA, of the Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, as amended, and no "Reportable Event" or "Prohibited Transaction," as those terms are defined in ERISA, has occurred with respect to any such pension plan, and no notice of any violation of ERISA or rules and regulations promulgated thereunder has been received by Borrower, or is known to Borrower, with respect to any other retirement or welfare benefit plan subject to ERISA which is maintained or sponsored by the Borrower.

                  SECTION 5.12. COMPLIANCE WITH LAWS. Except as otherwise disclosed to the Bank, or except to the extent that the failure to comply would not have a Material Adverse Effect, the Borrower has complied with all applicable Laws with respect to: (a) any restrictions, specifications, or other requirements pertaining to products that the Borrower sells, leases or licenses, or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business. The Borrower has complied, and shall continue to comply, with all laws, ordinances, rules, regulations, guidelines, orders and decrees in regard to product safety, plant safety, and the disposal of toxic wastes and hazardous substances.

                  SECTION 5.13. ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by the Borrower contained herein contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                  SECTION 5.14. CONSENTS, APPROVALS, AND AUTHORIZATIONS. Each consent, approval or authorization of, or filing, registration or qualification with, any Person which is required to be obtained or effected by the Borrower in connection with the execution and delivery of this Agreement and the Loan Documents, or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected.

                  SECTION 5.15. TITLE TO ASSETS OTHER THAN COLLATERAL. The Borrower has good and marketable title to all of its assets, subject to no security interest, encumbrance, lien, or claim of any Person other than the Bank, except for the interests of lessors under operating leases wherein the Borrower is the lessee.

                  SECTION 5.16. COPYRIGHTS, PATENTS, TRADEMARKS, LICENSES, ETC. The Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, tradenames, copyrights, contractual franchises, authorizations, and other rights if the failure to so own or be licensed or otherwise have the right to use the same could have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part, or other material now employed or now contemplated to be employed by the Borrower infringes on any rights held by any other Person. Except as specifically disclosed in Schedule "H", no claim or litigation regarding any of the foregoing is pending or, to the Borrower's knowledge, threatened, and no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or proposed that, in either case, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.17. PLACE OF BUSINESS. The Borrower's chief executive office, principal place of business, and only place of business where its Records relating to Receivables are kept, is located at 9033 Red Branch Road, Columbia, Maryland 21045. The Borrower also occupies space as a lessee and maintains Equipment and Inventory at the locations set forth in Schedule "I" attached hereto and incorporated herein.

                   SECTION 5.18. AFFILIATES AND SUBSIDIARIES. As of the date hereof, Hemagen has no Subsidiaries other than Reagents, and Reagents has no Subsidiaries except as disclosed in Schedule "J" attached hereto. Schedule "J" also sets forth an accurate and complete list of the respective jurisdictions of incorporation or organization and qualification and the percentage of capital stock owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable.

                  SECTION 5.19. MATERIAL CONTRACTS AND COMMITMENTS. Except as disclosed in Schedule "K" (a) the Borrower is not in default under any binding material contract or commitment of any kind (such as requirements contracts, contracts for future purchase or delivery of goods and lease or sales agreements); (b) all parties to any material contract or commitment binding upon the Borrower have complied with the provisions of such contracts and commitments; and (c) no Customer is in default under any material contract or commitment which is binding upon the Borrower and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder. As used in this Section 5.19, the term "material contract or commitment" shall mean any contract or commitment for a consideration in excess of Two Hundred Fifty Thousand Dollars ($250,000).

                  SECTION 5.20. FINANCIAL STATEMENTS. The financial statements, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly in accordance with GAAP the financial condition of the Borrower and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended.

                  SECTION 5.21. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 5.22. FEDERAL RESERVE BOARD REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of obtaining or extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations U, T and X.

                  SECTION 5.23. SECURITIES ACTS. The Borrower has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Line of Credit Note.

                  SECTION 5.24. HAZARDOUS MATERIALS, ENVIRONMENTAL LAWS. Neither the Borrower nor any Subsidiary has: (i) caused or permitted hazardous materials to be placed, held, located, or disposed of in, on, under, or about the former or present business locations or any parts thereof, nor have such locations ever been used (whether by the Borrower or, to the knowledge of the Borrower, by any other Person) for activities involving, directly or indirectly, the use, generation, treatment, storage, or disposal of any hazardous materials; (ii) caused or permitted to be incorporated into or utilized in the construction of any improvements located at such business locations any chemical, material, or substance to which exposure is prohibited, limited, or regulated by any Environmental Laws or which, even if not so regulated, is known to pose a hazard (either in its present form or if disturbed or removed) to the health and safety of the occupants of, or of property adjacent to such business locations; or (iii) discovered any occurrence or condition at such business locations or any property adjacent to or in the vicinity thereof that could cause any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use of such property under any Environmental Laws. The Borrower is not aware, after diligent inquiry, of any breach or material violations of any Environmental Laws in the past or current conduct of its business and operations.

                  SECTION 5.25. SOLVENCY. The Borrower, both before and after the funding of any Loan hereunder, is solvent, has assets having a fair market value in excess of the amount required to pay its probable liabilities on its existing Indebtedness as they become absolute and matured, and has and will have, until the Obligations have been paid and performed in full, access to adequate capital for the conduct of its business and the ability to pay its Indebtedness from time to time incurred in connection therewith, as such Indebtedness matures.

                  SECTION 5.26. REPRESENTATIONS AS TO RECEIVABLES. As to each and every Receivable:

                  (a) The Receivable is genuine and bona fide and arises from the sale, lease or license of goods or the performance of services by Borrower;

                  (b) The Customer owing the Receivable is indebted to Borrower in the full face amount of the Receivable;

                  (c) The Customer has authority to enter into the transaction giving rise to the Receivable;

                  (d) The Receivable has not been previously assigned or encumbered or charged by a lien or security interest, except any Permitted Lien;

                  (e) The Borrower is the sole owner of the Receivable and has the full right and absolute authority to assign the Receivable;

                  (f) The Receivable is a valid and binding obligation of the Customer, fully enforceable according to its terms, and is not subject to any offset

                       (other than unapplied credits approved by the Borrower), counterclaim, or other defense on the part of such Customer or to any claim on the part of such Customer denying liability thereunder in whole or in part;

                  (g) The Receivable is not, nor will it become, contingent upon the fulfillment or performance by Borrower of any contract or condition whatsoever;

                  (h) No agreement has been made, nor will be made, with any Customer for any reduction, discount, or return of goods (other than returns of leased goods), except as may be customarily given by Borrower in the ordinary course of business such as for prompt payment by the Customer;

                  (i)  The stated due date of the Receivable is correct; and

                  (j) The Receivable is not evidenced by any Instrument or Chattel Paper, unless the same be duly endorsed and delivered to the Bank (but without implying any intention or commitment for the Bank to make Advances on Instruments or Chattel Paper).

                  SECTION 5.27. REPRESENTATIONS AS TO INVENTORY. As to each and every item of Inventory, the Borrower represents that:

                  (a) Substantially all Inventory is, and shall remain at all times, Inventory of good and merchantable quality and fit for the particular purpose for which it was intended;

                  (b) All sales of Inventory shall be made only in the ordinary course of business; and

                  (c) The Bank's security interest in the Inventory shall be in a lien priority position such that there shall be no other liens, encumbrances or security interests at any time upon the Inventory except Permitted Liens.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees, during the term of this Agreement and while any Obligations are outstanding and unpaid, to do and perform the following:

                  SECTION 6.1. PAYMENTS. All Obligations shall be paid in full when and as due, time being of the essence.

                  SECTION 6.2. PERFORMANCE. All Obligations shall be fully and completely performed, when and as required, time being of the essence.

                  SECTION 6.3. PROTECTION OF SECURITY. Except as otherwise provided in this Agreement, the value of the Collateral shall at all times be protected and preserved, ordinary wear and tear excepted.

                  SECTION 6.4. INSURANCE. The Borrower shall obtain and maintain the following insurance coverages:

                           SECTION 6.4.1. CASUALTY INSURANCE. The Borrower shall
obtain and maintain, and the Borrower shall cause its Subsidiaries to obtain and maintain, during the term of the Loan for all of their respective assets and properties, both real, personal, and mixed, including but not limited to the Collateral, fire and extended coverage casualty insurance. Such insurance shall be written in amounts reasonably satisfactory to the Bank and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of their respective assets and properties unless the Bank in writing agrees to a lesser amount) naming the Bank as first mortgagee and sole loss payee with respect to the tangible personal property Collateral (except for any Equipment in which a lender holds a purchase money security interest) with an insurance company and upon policy forms which are acceptable to and approved by the Bank. The Bank, on request, shall be supplied with a certificate of insurance and/or duplicate originals or copies of the aforementioned insurance policies and paid receipts evidencing payment of the premiums due on the same. The aforementioned policies shall be endorsed so as to make them noncancellable unless thirty (30) days prior notice of cancellation is provided to the Bank. The Borrower shall give the Bank prompt notice of any loss covered by such casualty insurance. The Borrower shall have the sole right to adjust any loss covered by an insurance policy and to receive the proceeds if the claim is equal to or less than One Hundred Thousand Dollars ($1000,000). If the claim is in excess of One Hundred Thousand Dollars ($100,000), the Bank shall have the right to join the Borrower in adjusting any such loss. All monies received as payment for a loss covered by an insurance policy paid over to the Bank (i.e., claims in excess of One Hundred Thousand Dollars ($100,000)) shall be applied to the replacement of the damaged or destroyed assets or properties, unless an Event of Default shall have occurred and be continuing in which event, at the Bank's option, such insurance proceeds shall be applied to the payment of amounts due under the Loan. Any election to apply insurance proceeds to the Loan shall be made by the Bank in its sole discretion. The Borrower may not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained above unless the Bank is included thereon with losses payable to the Bank as above provided. The Borrower shall immediately notify the Bank whenever any such separate insurance is taken out and shall promptly deliver to the Bank the policy or policies of such insurance.

                           SECTION 6.4.2. LIABILITY AND WORKERS' COMPENSATION
INSURANCE. The Borrower shall obtain and maintain, and the Borrower shall cause its Subsidiaries to obtain and maintain, during the term of the Loan public liability and property damage insurance in such amounts, with insurance companies, and upon policy forms reasonably acceptable to and approved by the Bank. The Borrower shall obtain and maintain during the term of the Loan, workers' compensation insurance, in such amounts, with insurance companies, and in forms reasonably acceptable to and approved by the Bank. The Borrower, on request, shall supply the Bank with copies of the liability and workers' compensation insurance policies and receipts evidencing the payment of premiums due thereon or, alternatively, certificates from the insurance companies certifying to the existence of policies, summarizing the terms of the policies, and indicating the payment of premiums due thereon.

                  SECTION 6.5. COLLECTION OF ACCOUNTS; SALE OF INVENTORY. Subject to Section 9.2, the Borrower shall collect Receivables. The Borrower shall sell Inventory only in the ordinary course of business unless prior written consent to the contrary is obtained from the Bank.

                  SECTION 6.6. MAINTENANCE OF EXISTENCE. The Borrower shall take all necessary actions to preserve its existence, franchises and good standing in its state of incorporation and in any other state where qualified as a foreign corporation, and shall comply with all present and future Laws applicable in the operation and conduct of business, and all material agreements to which it is subject. The Borrower shall not change its place of incorporation.

                  SECTION 6.7. NOTICE OF LITIGATION AND PROCEEDINGS. The Borrower shall give immediate notice to the Bank of: (a) any litigation or proceeding in which Borrower or any Subsidiary is a party if an adverse decision therein would require it to pay more than Fifty Thousand Dollars ($50,000) or deliver assets the value of which equals or exceeds such sum (whether or not the claim is considered to be covered by insurance); and (b) the institution of any other suit or proceeding which might have a Material Adverse Effect on the Collateral, the Borrower's operations, financial condition, property, or business.

                  SECTION 6.8. PAYMENT OF INDEBTEDNESS TO THIRD PERSONS. The Borrower shall pay when and as due, or within applicable grace periods, all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside by the Borrower.

                  SECTION 6.9. NOTICE OF CHANGE OF BUSINESS LOCATION. The Borrower shall notify the Bank thirty (30) days in advance of: (a) any change in the location of its existing offices or places of business; (b) the establishment of any new, or the discontinuance of any existing, place of business; and (c) any change in or addition to the location of the place where the Inventory, Equipment or Records are kept.

                  SECTION 6.10. PENSION PLANS. The Borrower shall: (a) fund all of its defined benefit pension plans in accordance with, and in amounts not less than required by, the minimum funding standards of Section 302 of ERISA, as amended; (b) furnish the Bank promptly, upon request, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to all retirement plans; and (c) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such plan.

                  SECTION 6.11. MAINTENANCE OF ASSETS AND PROPERTIES. The Borrower shall maintain its assets and property, real, personal, and mixed, in good condition and repair, normal wear and tear excepted, and shall pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and shall pay or cause to be paid all rental or mortgage payments due on any real estate used or owned by the Borrower.

                  SECTION 6.12. PAYMENT OF TAXES. The Borrower shall pay when and as due, without interest or penalty, and shall cause its Subsidiaries to pay when and as due, without interest or penalty, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and payover to any taxing authority or which it must pay on its income, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside by it. The Borrower shall pay all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

                  SECTION 6.13. FURTHER ASSURANCES AND POWER OF ATTORNEY. The Borrower agrees to execute such other and further documents, including, without limitation, promissory notes, security agreements, agreements, financing statements, continuation statements, and the like as may from time to time in the sole opinion of the Bank or the Bank's counsel be deemed necessary, proper, or convenient, to perfect, confirm, establish, reestablish, continue, or complete the security interest in the Collateral and the purposes and intentions of this Agreement, it being the intention of the Borrower to hereby provide a full and absolute warranty of further assurance to the Bank. The Borrower expressly authorizes the Bank to file financing statements, continuation statements or other instruments without the signature of the Borrower. Upon the written request of the Bank that the Borrower execute any such document and the failure of the Borrower to so execute any such document within five (5) days, or at any time and from time to time upon the occurrence and during the continuance of any Event of Default, as the case may be, the Borrower hereby irrevocably and automatically appoints the Bank as the Borrower's attorney-in-fact to execute any such document in the Borrower's name and on the Borrower's behalf and such power of attorney shall constitute a power of attorney coupled with an interest and be irrevocable.

                  SECTION 6.14. ADVANCEMENTS. If the Borrower should fail to perform any of the affirmative covenants contained in this Article or to protect or preserve its assets and properties to the extent required by this Agreement, or if the Borrower should fail to protect or preserve the Collateral to the extent required by this Agreement or the status and priority of the security interest of the Bank in the Collateral, the Bank may make Advances to perform the same on behalf of the Borrower. All sums so advanced shall be deemed to be an Advance made pursuant to the Line of Credit and immediately upon advancement become secured by the security interests created by this Agreement, and subject to the terms and provisions of this Agreement and all of the applicable Loan Documents, and shall become part of the principal amount owed to the Bank with interest to be assessed at the applicable rate thereon. The Borrower shall repay on demand all sums so advanced on the Borrower's behalf, plus any reasonable expenses or costs incurred by the Bank, including reasonable attorney's fees, with interest thereon at the highest rate provided for in the applicable Loan Documents from the date of advancement. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the Bank upon the occurrence of an Event of Default by the Borrower. The contrary notwithstanding, the authorization contained in this Section shall impose no duty or obligation on the Bank to perform any action or make any Advance on behalf of the Borrower and is for the sole benefit and protection of the Bank.

                  SECTION 6.15. PROTECT AND PRESERVE INTELLECTUAL PROPERTY. The Borrower shall take all actions necessary to preserve and protect its U.S. and foreign patents, trademarks, service marks, and proprietary trade secrets and know-how including, for example, paying patent maintenance fees when due, renewing registered trademarks and service marks, and preventing piracy of trade secrets, and shall take reasonable steps to expand its intellectual property portfolio by securing the confidentiality thereof and/or the timely prosecution of trademark, service mark and patent applications, including continuations thereof. Borrower shall protect its intellectual property from infringement and misuse by others, and shall pursue all claims for improper use by all reasonably practical means to safeguard such intellectual property for its own benefit, including timely opposition of potentially infringing trademark applications and appropriate litigation. Borrower shall likewise preserve and protect intellectual property licensed from any third party, and shall require third party licensees of Borrower's intellectual property to do the same.

                  SECTION 6.16. COLLECTION OF RECEIVABLES BY THE BORROWER. Unless the Borrower's authority to collect the Receivables has been terminated by the Bank as provided in this Agreement, the Borrower, at the Borrower's sole expense, shall collect, when and as due, all sums due on the Receivables. The Borrower shall take such action in collecting the Receivables as the Bank may reasonably request, or in the absence of such request, as the Borrower may deem advisable. Upon the request of the Bank, the Borrower shall execute a lockbox agreement with the Bank and the Borrower shall continue to have all Receivables directed to the Bank for deposit in the Operating Account or such other account designated by the Bank.

                  SECTION 6.17. NOTICE TO BANK OF EVENTS AFFECTING COLLATERAL; BORROWER'S RIGHT TO COMPROMISE RECEIVABLES; RETURNED OR REPOSSESSED GOODS. The Borrower, immediately upon learning thereof, shall report to the Bank any material: (a) reclamation, return or repossession of goods; (b) claim(s) or dispute(s) asserted by any Customer or other obligor; and (c) matters affecting the value, enforceability or collectibility of any Receivable. Without limiting the generality of the foregoing, each matter referred to above which involves a return of goods or claim in excess of One Hundred Thousand Dollars ($100,000) shall be generally deemed to be material. The Borrower shall not, without the Bank's consent, such consent not to be unreasonably withheld, materially compromise or adjust any of the Receivables (or extend the time for payment thereof) other than in the ordinary course of business, or grant any additional discounts, allowances or credits thereon, provided that the Borrower may grant, in the ordinary course of business, to any party obligated on any of the Receivables, any rebate, refund, or adjustment to which such party may be entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Receivable.

                  SECTION 6.18. CONFIRMATION AS TO AND DOCUMENTATION OF COLLATERAL. The Borrower shall provide the Bank with a Borrowing Base Certificate within twenty (20) days after the close of each fiscal month, or at intervals and in such additional detail as the Bank may from time to time require, reflecting the status of, and changes in, Eligible Inventory or Eligible Receivables (including an aging of all Receivables). Further, the Borrower shall provide the Bank upon reasonable request from time to time with:
(a) copies of Customers' invoices or billing statements; (b) information related to transactions giving rise to licensing fees or other remuneration for the use of tangible or intangible property; (c) evidence of shipment or delivery of goods or merchandise to or performance of services for Customers; and (d) such further schedules and information as the Bank may require, all at Borrower's expense. The items to be provided under this Section are to be in form reasonably satisfactory to the Bank and shall be delivered to the Bank from time to time solely for the Bank's convenience in maintaining its records of the Collateral. The Borrower's failure to deliver any of such items to the Bank shall not affect, terminate, modify or otherwise limit the Bank's security interest in the Collateral.

                  SECTION 6.19. MAINTAIN RECORDS AND MAKE AVAILABLE TO BANK FOR INSPECTION. The Borrower shall maintain Records pertaining to the Collateral, and the conduct and operation of its business, in such detail, form and scope as the Bank shall reasonably require. During normal business hours, and upon reasonable notice to Borrower, the Bank and its duly authorized representatives shall have full access to, and the right to audit, check, inspect and make abstracts and copies from, such Records. The Bank shall have the right to confirm and verify all Receivables and do whatever the Bank may deem reasonably necessary to protect the Bank's interests. The Bank or the Bank's agents may enter upon any of the Borrower's premises with prior notice during normal business hours and from time to time for the purpose of inspecting the Collateral and any and all such Records. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Bank may enter the business premises and inspect, audit, review, examine and/or take possession of and remove any or all such Records, or copies thereof, provided, however, in the absence of fraud such Records or copies thereof shall be at all times reasonably available to the Borrower.

                  SECTION 6.20. MONTHLY AGING REPORT. The Borrower shall furnish to the Bank, within twenty (20) days following the end of each month during the term of the Loan, an accounts payable report and aging in form reasonably acceptable to the Bank.

                  SECTION 6.21. BANK AUDITS. The Bank may conduct audits at the Borrower's place or places of business, including audits as to the Receivables, Inventory and any other Collateral, and the Borrower's Records. Except following the occurrence of an Event of Default, such audits shall be conducted during normal business hours with prior notice to the Borrower. The Borrower shall pay (or reimburse) the Bank for the actual cost and expense of such audits.

                  SECTION 6.22. FINANCIAL STATEMENTS; CERTIFICATION AS TO EVENTS OF DEFAULT. The Borrower shall furnish the Bank:

                  (a) Within forty-five (45) days after the last day of each fiscal quarter, consolidated and consolidating statements of income and cash flow statements for such fiscal quarter and balance sheets as of the end of such fiscal quarter of the Borrower and its Subsidiaries, accompanied in each case by a certificate of the chief financial officer of the Borrower stating that such financial statements are presented fairly in accordance with GAAP.

                  (b) Within one hundred twenty (120) days after the last day of each fiscal year of the Borrower, consolidated and consolidating statements of income and cash flow statements for such year and balance sheets as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants acceptable to the Bank and including therewith a copy of the management letter from such certified public accountants. The Bank shall have the right, from time to time, to discuss the affairs of the Borrower and any Subsidiary directly with the independent certified public accountant (subject to any applicable rules of the Securities and Exchange Commission as to confidentiality), and this Agreement shall constitute an irrevocable direction and authorization to such certified public accountant to discuss such affairs with the Bank, and to provide the Bank with such information and documentation as the Bank may reasonably require.

                  (c) Within ten (10) days of filing, the Borrower shall cause to be delivered to the Bank a true and correct copy of its federal income tax return prepared by its independent certified public accountant, and true and correct copies of federal income tax returns filed by any Subsidiary.

                  (d) Promptly after sending, filing, or publishing the same, copies of all proxy statements, financial statements, and reports that the Borrower sends to its public stockholders or Subordinated Debt Noteholders, and copies of all regular and periodic reports and all registration statements that the Borrower files with the Securities and Exchange Commission and copies of all press releases issued by Borrower.

                  (e) Within thirty (30) days after the end of each of the Borrower's fiscal years, a copy of the Borrower's projections for operations for the next fiscal year, such projections to be in form and detail satisfactory to the Bank.

                  (f) Not later than forty-five (45) days after the end of each fiscal quarter, a certificate of the president or chief financial officer of the Borrower stating that no Event of Default has occurred and is continuing, or if to the contrary, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto, together with a certificate of such officer setting forth calculations certified to be true, complete, and correct showing compliance with the financial covenants stated in Sections 6.24 through 6.26 as of the end of such fiscal quarter.

                  (g) Promptly with such additional financial and other information as the Bank may from time to time reasonably request.

                  SECTION 6.23. MAINTENANCE OF EQUIPMENT. The Borrower covenants to maintain and preserve all Equipment in a state of good and efficient working order, normal wear and tear excepted.

                  SECTION 6.24. MINIMUM TANGIBLE NET WORTH. The Borrower shall at all times maintain a minimum Tangible Net Worth of at least Four Million Dollars ($4,000,000).

                  SECTION 6.25. MINIMUM CURRENT RATIO. The Borrower shall at all times maintain a minimum Current Ratio of at least two to one (2.0:1.0).

                  SECTION 6.26. TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrower shall at all times maintain a Total Liabilities to Tangible Net Worth Ratio of not more than one-half to one (0.5:1.0).

                  SECTION 6.27. INDEMNIFICATION. The Borrower shall indemnify, defend, and hold harmless the Bank and each of its officers and other employees, representatives, and agents (each, an "Indemnified Party") from and against any and all claims, obligations, penalties, actions, suits, judgments, reasonable costs and disbursements, losses, liabilities, and damages (including, without limitation, reasonable attorneys' fees) of any kind whatsoever (collectively and severally, "Claims") that may at any time be imposed on, assessed against, or incurred by such Indemnified Party in anyway relating to or arising out of the Loan Documents or the transactions contemplated thereby or any action reasonably taken or omitted to be taken by such Indemnified Party in connection with the foregoing; provided, however, that the Borrower shall not be liable for any portion of any Claims arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

                  SECTION 6.28. BANK ACCOUNTS. The Borrower shall maintain all of its deposit banking accounts with the Bank during the term of this Agreement (excepting approved local accounts), and shall deposit all cash collections and the cash proceeds of Receivables in such accounts.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

                  Each Borrower covenants and agrees during the term of this Agreement and while any Obligations are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or happenings set forth below, without the prior written consent of the Bank.

                  SECTION 7.1. CHANGE OF NAME, MERGER, SALE OF STOCK ETC. The Borrower shall not change its corporate name or enter into any merger, consolidation, reorganization or recapitalization without the prior written consent of the Bank.

                  SECTION 7.2. CHANGE STATE OF INCORPORATION. The Borrower shall not incorporate, reincorporate or take any action to change its place of organization or incorporation from the State of Delaware.

                  SECTION 7.3. SALE OR TRANSFER OF ASSETS. The Borrower shall not sell, transfer, lease, license or otherwise dispose of all or (except in the ordinary course of business) any material part of the Collateral or its assets.

                  SECTION 7.4. ENCUMBRANCE OF ASSETS. Excepting Permitted Liens, the Borrower shall not mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, whether now owned or hereafter acquired.

                  SECTION 7.5. GUARANTEES. The Borrower shall not become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for the endorsement of checks, drafts, instruments or commercial paper for deposit or collection in the ordinary course of business.

                  SECTION 7.6. INDEBTEDNESS. The Borrower shall not incur, create, assume, or permit to exist any Indebtedness except: (a) the Loan; (b) existing Indebtedness previously disclosed to the Bank; (c) unsecured trade Indebtedness incurred in the ordinary course of business; and (d) secured Indebtedness arising from purchase money security interest financing of Equipment as permitted under this Agreement.

                  SECTION 7.7. INVESTMENTS. Without the prior written consent of the Bank, the Borrower will not form any subsidiary or make any investment in or make any loan in the nature of any investment to any Person, including without limitation any Subsidiary or Affiliate, including, without limitation, Hemagen Diagnosticos Comercio, Importacao e Exportacao, Ltd., a Brazilian limited liability company, but excluding any transfers between Hemagen and Reagents or vice versa.

                  SECTION 7.8 LEASES. The Borrower shall not become or be liable as lessee with respect to any lease of any property, real, personal or mixed, except for leases in existence on the date hereof or previously disclosed to Bank in writing and renewals or extensions thereof with normal rent adjustments, except for (a) such leases as at any time may be entered into by Borrower with respect to motor vehicle equipment, standard office equipment and material handling equipment with an aggregate annual rental cost of $85,000 or less, (b) real estate leases with a term of six (6) months or less, (c) real estate leases which when aggregated with all other real estate leases result in basic monthly rents not exceeding $40,000, and (d) real estate leases approved by the Bank, such approval not to be unreasonably withheld.

                  SECTION 7.9. LOANS. The Borrower will not make any loan or advance to any Person, including without limitation any Affiliate, or any partner, officer or employee of the Borrower or any Affiliate, except for temporary advances to officers and employees of the Borrower in the ordinary course of business.

                  SECTION 7.10. ACQUISITION OF STOCK OR ASSETS OF THIRD PERSON. Without the prior written consent of the Bank, the Borrower will not acquire any stock or equity interests in, or all or substantially all of the assets of, any Person.

                  SECTION 7.11. DIVIDENDS AND DISTRIBUTIONS. The Borrower shall not declare and pay dividends nor make other distributions on outstanding capital stock without the prior written consent of the Bank.

                  SECTION 7.12. OBLIGATIONS TO SUBORDINATED DEBT NOTEHOLDERS. The Borrower shall not change, amend, modify or alter the terms of any note instruments evidencing the obligations owing to the Subordinated Debt Noteholders.

                  SECTION 7.13. ASSIGNMENT OF THIS AGREEMENT. The Borrower may not assign or attempt to assign this Agreement.

                  SECTION 7.14. EXCEPTION TO NEGATIVE COVENANTS. Notwithstanding the prohibitions set forth above in this Article VII, the Borrower shall be permitted to enter into unsecured acquisitions of assets or stock (or equity interests) of a third-party entity which (a) consist of, or convey ownership of, a business enterprise or product line similar, related to or complementary to products now sold by Borrower; (b) in any one instance is for a fixed purchase price not exceeding $200,000; and (c) which purchase price, when aggregated with other acquisitions under this Section 7.14 during the preceding twelve (12) months, will not exceed $500,000.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

                  The occurrence of any of the following events or circumstances and the expiration of any applicable cure or grace period shall constitute "Events of Default" hereunder and shall entitle the Bank to exercise the Bank's rights and remedies under Article IX hereof:

                  SECTION 8.1. FAILURE TO PAY. The failure by the Borrower to pay any Obligation, which failure shall not be cured or discharged within a period of five (5) days after the same becomes due and payable.

                  SECTION 8.2. FAILURE TO PERFORM. The failure of the Borrower to perform or observe any Obligation (which failure is not specifically enumerated in this Article VIII as an Event of Default).

                  SECTION 8.3. FAILURE OF WARRANTY OR REPRESENTATION TO BE TRUE. The failure of any representation or warranty provided in this Agreement to be true and accurate in all material respects, and to continue to be true and accurate in all material respects at all times while any of the Obligations remain outstanding or unsatisfied.

                   SECTION 8.4. FAILURE TO PERFORM COLLATERAL COVENANTS. The failure by the Borrower to perform or observe any covenant or agreement with respect to the Collateral.

                  SECTION 8.5. FAILURE TO PERFORM AFFIRMATIVE COVENANTS. The failure by the Borrower to perform or observe any affirmative covenant provided in this Agreement, other than one otherwise specifically enumerated in this
Article VIII as an Event of Default.

                  SECTION 8.6. FAILURE TO SATISFY FINANCIAL COVENANTS. A failure to satisfy any financial covenant set forth in Sections 6.24 through 6.26, inclusive, as of the end of each fiscal quarter; provided, however, such failure shall not be deemed an Event of Default until (a) thirty (30) days have elapsed from the date the Borrower's quarterly compliance certificate required under Section 6.22(f) is delivered or due to the Bank; or (b) the Bank's written notice to Borrower declaring such non-compliance an Event of Default, whichever occurs first. During the thirty (30) day period provided in (a) above, the Bank, in its discretion, may waive compliance of the violated covenant for the preceding quarterly period, modify or alter the covenant requirement or impose new covenants for future quarters, limit or restrict Advances, or elect to exercise its remedy under (b) above.

                  SECTION 8.7. VIOLATION OF NEGATIVE COVENANTS. A violation by the Borrower of any of the negative covenants provided in this Agreement, other than one otherwise specifically enumerated in this Article VIII as an Event of Default.

                  SECTION 8.8. DEFAULT UNDER LOAN DOCUMENTS. A breach of or default by the Borrower under the terms, covenants, and conditions set forth in any other Loan Document, which is not cured within any applicable cure or grace period.

                  SECTION 8.9. CROSS-DEFAULT. A breach of, default by, or demand for payment by the Borrower under the terms, covenants, or conditions of any present or future agreements, loans, guarantees, or other transactions of the Borrower or any Subsidiary with the Bank (but without implying any duty to make any future loan or financial accommodation not presently contemplated in this Agreement), regardless of whether such a default is declared thereunder by the Bank, which is not cured within any applicable cure or grace period.

                  SECTION 8.10. JUDGMENTS. The Borrower shall suffer final judgments for payment of money aggregating in excess of Fifty Thousand Dollars ($50,000) in any one fiscal year, and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, the Borrower posts a supersedeas bond or execution has been effectively stayed.

                  SECTION 8.11. LEVY BY SECURED CREDITOR. A secured or judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help.

                  SECTION 8.12. FAILURE TO PAY DEBTS TO THIRD PERSONS. Excepting Subordinated Debt owing to the Subordinated Debt Noteholders, the Borrower or any Subsidiary shall fail to pay any Indebtedness of any material nature due any third-party and such failure shall continue beyond any applicable grace period, or the Borrower or any Subsidiary shall suffer to exist any other event of default under any agreement binding upon the Borrower or Subsidiary regardless of whether default is actually declared thereunder, and such other event of default shall continue beyond any applicable grace period.

                  SECTION 8.13 DEFAULT OR FAILURE TO PAY SUBORDINATED DEBT. A default in the payment when due of any amounts owing to the Subordinated Debt Noteholders.

                  SECTION 8.14. INVOLUNTARY BANKRUPTCY. The commencement of a proceeding before a court having jurisdiction against or with respect to the Borrower in an involuntary case under the federal bankruptcy laws or any state insolvency or similar laws seeking: (a) the liquidation of the Borrower; (b) a reorganization of the Borrower or the Borrower's business and affairs, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for the Borrower or any of the Borrower's property including, but not limited to, the Collateral.

                  SECTION 8.15. VOLUNTARY BANKRUPTCY. The commencement by the Borrower of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws or the consent by the Borrower to the appointment for taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official for the Borrower or any of the Borrower's property including, but not limited to, the Collateral, or the making by the Borrower of any assignment for the benefit of creditors or the failure by the Borrower generally to pay its debts as they become due either as to the amount of such debts or the number of such debts.

                  SECTION 8.16. MATERIAL ADVERSE CHANGE. Any change shall occur in the financial condition, business operations or otherwise, of the Borrower which could have a Material Adverse Effect as determined in the sole discretion of the Bank in good faith.

                  SECTION 8.17. IMPAIRMENT OF COLLATERAL. Any event or series of events shall occur which the Bank deems, in good faith and in its sole discretion, to impair the

Collateral or other security for the Loan or otherwise threaten the value thereof, or which has a Material Adverse Effect on the prospects of repayment of the Loan.

                  SECTION 8.18. CHANGE IN CONTROL, CHANGE IN KEY PERSONNEL. A Change in Control or Change in Key Personnel shall occur.

                  SECTION 8.19. CURE. Notwithstanding anything above contained in this Article VIII, the Borrower shall have fifteen (15) days to cure any Event of Default specified in Sections 8.2 through 8.5, and 8.7 through 8.12, so long as such Event of Default is susceptible to cure. During any cure period, the Bank may make or withhold Advances in its sole discretion. Such cure period may, in the Bank's sole discretion, be extended if such cure is diligently being pursued and such continuing Event of Default does not substantially impair the prospects of repayment of the Loan. Nothing herein contained shall limit the continuing obligation of the Borrower to notify the Bank of any Event of Default and the Borrower's actions to cure such default within the periods above stated.

         Upon the occurrence of an Event of Default described in Section 8.13,
8.14 or 8.15, all Obligations hereunder and under the Line of Credit Note shall immediately accelerate and be due and payable, in full, without further action or notice by the Bank. Except as provided in Section 8.6 and in the immediately preceding sentence, upon the occurrence of any other Event of Default which is not cured within the applicable cure period, if any, or waived, the Bank shall have no further obligation to make any additional Advances under the Line of Credit Note, and the Bank, in its sole discretion, may thereupon accelerate all Obligations and declare all Obligations immediately due and payable, in full.

                                   ARTICLE IX
                      RIGHTS AND REMEDIES ON THE OCCURRENCE
                             OF AN EVENT OF DEFAULT

                  SECTION 9.1. RIGHTS AND REMEDIES. In addition to all other rights and remedies provided by Law and the Loan Documents, the Bank, on the occurrence of any Event of Default, and the expiration of any grace or cure period, if any, may:

                           (a)      Refuse to make further Advances or
readvances on the Line of Credit;

                           (b)      Accelerate and call due and/or demand the
immediate payment of the unpaid principal balance of the Loan, and all accrued interest and other sums due as of the date of default;

                           (c)      Impose any default rate of interest;

                           (d)      Foreclose any security interest, lien,
assignment, or pledge created by any Loan Document or this Agreement;

                           (e)      Confess judgment or file suit against the
Borrower on the Line of Credit Note;

                           (f)      File suit against the Borrower on this
Agreement, or any other Loan Document;

                           (g)      Seek specific performance or injunctive
relief to enforce performance of the undertakings, duties, and agreements provided in the Loan Documents, whether or not a remedy at law exists or is adequate;

                           (h)      Exercise any rights of a secured creditor
under the Maryland Uniform Commercial Code-Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended, including the right to take possession of the Collateral without the use of judicial process and the right to require the Borrower to assemble the Collateral at such place as the Bank may specify; or

                           (i)      Set-off any amounts in any account or
represented by any certificate with the Bank in the name of the Borrower or in which the Borrower has an interest.

                  SECTION 9.2. COLLECTION OF RECEIVABLES BY BANK. The Bank, at any time or from time to time following the occurrence of an Event of Default which is a continuing Event of Default, may terminate the Borrower's authority to collect the Receivables and may exercise any or all of the rights contained in this Section. Upon such a termination of the Borrower's authority, the Bank shall have the right to send notice of assignment or notice of the Bank's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Bank shall have the sole right to collect the Receivables and take possession of the Collateral and Records relating thereto. All of the Bank's reasonable collection expenses shall be charged to the Borrower's account and added to the Obligations. If the Bank is collecting the Receivables as provided, the Bank shall have the right to receive, indorse, assign and deliver in the Bank's name or the Borrower's name any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and nonpayment of any instrument so indorsed. If the Bank is collecting the Receivables directly as above provided, the Borrower hereby constitutes and appoints the Bank or the Bank's designee as the Borrowers' attorney-in-fact with power with respect to the Receivables: (a) to indorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral that may come into the Bank's possession; (b) to sign the Borrower's name on any invoice relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; (c) to send verifications of Receivables to any Customer; (d) to notify the Post Office authorities to change the address for delivery of mail addressed to the Borrower; (e) to receive, open and dispose of all mail addressed to the Borrower; and (f) to do all other acts and things necessary, proper, or convenient to carry out the terms, conditions, purposes and intent of this Agreement. All good faith acts of the Bank as such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission other than acts of willful misconduct, nor for any error of judgment or mistake of fact or law exercised in accordance with this Agreement. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid. The Bank may, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto or release any obligor thereon. The Bank is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by the Borrower, all without discharging or in any way affecting the Borrower's liability hereunder. The Bank does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Bank, and the Bank shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof, except for acts of willful misconduct or gross negligence.

                  SECTION 9.3. SALE OF COLLATERAL. In addition to any other remedy provided herein, upon the occurrence of any Event of Default, and the expiration of any grace or cure period, if any, the Bank may immediately, without advertisement, sell in a commercially reasonable manner at public or private sale or otherwise realize upon, in Baltimore, Maryland, or elsewhere, the whole or any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all reasonable expenses, including all reasonable expenses for legal services, the Bank shall apply such proceeds toward the satisfaction of the Obligations in any order or manner as the Bank may determine. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Law. Written notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at the Borrower's own expense, the Collateral at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. The Borrower waives the right, if any, to have the Collateral marshaled upon a sale. Without limiting the generality of any of the rights and remedies conferred upon the Bank under this Section, the Bank may, to the full extent permitted by applicable law: (a) peacefully enter upon the premises of the Borrower, exclude therefrom the Borrower or any entity connected therewith, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so; (b) at the Bank's option, use, operate, manage, and control the Collateral in any lawful manner (but without any obligation to continue the business operations of the Borrower); (c) collect and receive all rents, income, revenue, earnings, issues, and profits therefrom; and (d) maintain, preserve, alter or remove the Collateral as the Bank may determine in the Bank's discretion. The Borrower and all Guarantors shall indemnify and save harmless the Bank for any action or inaction taken in connection therewith, except for acts or omissions of gross negligence or willful misconduct.

                  SECTION 9.4. ATTORNEYS' FEES AND EXPENSES. The Borrower shall pay all attorneys' fees and expenses which the Bank may incur as a result or in consequence of the happening of an Event of Default, even if the Event of Default is cured and the Loan is placed in good standing.

                  SECTION 9.5. REMEDIES CUMULATIVE. The rights and remedies provided in this Agreement or in the Loan Documents or under applicable Law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

                  SECTION 9.6. NOTICE OF DEFAULT. Except as otherwise specifically provided in this Agreement, the Bank shall have no duty or obligation to provide the Borrower with a notice of the existence of an Event of Default upon the occurrence of an Event of Default or before exercising the Bank's rights and remedies in consequence of the happening of the Event of Default, nor shall the Bank be required to give any period of time for the Borrower to cure a default. The Bank may, however, in the Bank's sole and absolute discretion, give such a notice to evidence the existence of the Event of Default and if the Bank, in the Bank's sole and absolute discretion, gives the Borrower a period of time to cure the default in the notice thereof, the Borrower shall have such period of time to cure the default before the Bank exercises the Bank's rights and remedies in consequence of the default. The failure or forbearance of the Bank to exercise the Bank's rights and remedies upon the happening of an Event of Default shall not be a waiver of the default or an excusing of the default by the Bank, and if the default shall continue to exist, the Borrower authorizes the Bank to exercise at any time the Bank's rights and remedies in consequence of the default. If, however, the Borrower cures the default within any applicable cure period to the Bank's full and complete satisfaction before the

Bank has exercised the Bank's rights and remedies, the Bank shall no longer have the right to exercise the Bank's rights and remedies in consequence of the default. If, however, the Bank has already exercised the Bank's rights and remedies and the Borrower cures the default which authorized the exercise of the rights and remedies by the Bank, but after any applicable cure period, the Bank, in the Bank's sole and absolute discretion, may either accept the default as cured, reinstate the subject Loan in good standing, cease to exercise the Bank's rights and remedies, and deal with the Borrower as though a default had not occurred, or continue to exercise the Bank's rights and remedies and refuse to recognize or accept the default as having been cured.

                  SECTION 9.7. PROOF OF SUMS DUE ON LOANS. In any action or proceeding brought by the Bank to collect the sums owed on the Loan, an affidavit made under oath by an officer of the Bank setting forth the unpaid balance of principal, and any accrued interest, default interest, and late charges owed on the Loan shall be presumed correct in the absence of manifest error, and shall be admissible in evidence for the purpose of establishing the truth of what it asserts.

                  SECTION 9.8. OBLIGATIONS OF THE BORROWER HEREUNDER UNCONDITIONAL. The payment and performance of the Obligations shall be the absolute and unconditional duty and obligation of the Borrower, and shall be independent of any defense or any right of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Bank and the Borrower shall pay absolutely net the payments of the principal and interest to be made on account of the Loan and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off other than those herein expressly provided, and until such time as the Obligations have been fully paid and performed, the Borrower: (a) will not suspend or discontinue any payments provided for herein or in the Line of Credit Note; (b) will perform and observe all of the Borrowers' other covenants and agreements contained in the Loan Documents, including without limitation, making all payments required to be made to the Bank; and (c) will not terminate or attempt to terminate the Loan Documents for any cause.

                                    ARTICLE X
                          GENERAL CONDITIONS AND TERMS

                  SECTION 10.1. LOAN COSTS. The Loans and all transactions relating thereto and provided for herein shall be made at no cost to the Bank and all fees including, without limitation, the Bank's reasonable counsel fees, title insurance premiums, recordation costs, costs of documentary stamps, photocopying expense, appraisals, lien searches, travel expenses for the Bank's agents, employees, and counsel, and all other reasonable expenses shall be paid by the Borrower, whether incurred prior to or after closing, such that the subject transactions shall be cost free to the Bank.

                  SECTION 10.2. INCORPORATION. The terms and conditions of the Loan Documents are incorporated by reference and made a part hereof as if fully set forth herein. In the event of any inconsistencies between this Agreement and any other Loan Document, such inconsistencies shall be construed, interpreted, and resolved so as to benefit the Bank, independent of whether this Agreement or another Loan Document controls, and the Bank's election of which interpretation or construction is for the Bank's benefit shall govern.

                  SECTION 10.3. WAIVERS. The Bank may at any time or from time to time waive all or any rights under this Agreement or any other Loan Document, but any waiver or indulgence by the Bank at any time or from time to time shall not constitute, unless specifically so expressed by the Bank in writing (except to the extent an express waiver need not be in writing under the provisions of another Section of this Agreement), a future waiver of performance or exact performance by the Borrower.

                  SECTION 10.4. NO THIRD PARTY BENEFICIARY RIGHTS. No person not a party to this Agreement shall have any benefit hereunder nor have third party beneficiary rights as a result of this Agreement or any other Loan Documents, nor shall any party be entitled to rely on any actions or inactions of the Bank or the Bank's agents, all of which are done for the sole benefit and protection of the Bank.

                  SECTION 10.5. CONTINUING OBLIGATION OF BORROWER. The terms, conditions, and covenants set forth herein and in the Loan Documents shall survive closing and shall constitute a continuing obligation of the Borrower during the course of the transaction contemplated herein. The obligations of the Borrower under this Agreement shall remain in effect so long as any Obligation is outstanding, unpaid or unsatisfied between the Borrower or a Guarantor and the Bank.

                  SECTION 10.6. BINDING OBLIGATION. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and permitted assigns, and the Bank and its successors and assigns.

                  SECTION 10.7. NOTICES. Any notice required or permitted by or in connection with this Agreement or any other Loan Document shall be in writing and made by hand delivery, by certified mail, return receipt requested, postage prepaid, or by overnight courier for next business day delivery, addressed to the Bank or the Borrower at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Bank or the Borrower, and shall be considered given as of the date of hand delivery, as of three (3) days after the date of mailing, or the date specified for delivery with an overnight courier service, independent of the date of actual delivery, as the case may be:

                  If to the Bank:

                           BAY NATIONAL BANK
                           Suite 325 - 2328 West Joppa Road
                           Lutherville, Maryland  21093
                           Attn: Warren F. Boutilier
                                 Senior Director, Client Services
                                 (410) 427-3709

                  If to the Borrower:

                           HEMAGEN DIAGNOSTICS, INC.
                           9033 Red Branch Road
                           Columbia, Maryland 21045
                           Attn: William P. Hales
                                 President & CEO
                                 (443) 367-5500

Notice to Hemagen shall constitute notice to Reagents, and vice versa.

                  SECTION 10.8. FINAL AGREEMENT. This Agreement and the Loan Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement or the Loan Documents are not a part of this Agreement and the understanding of the parties hereto.

                  SECTION 10.9. EXTENSIONS. The payment of the Obligations hereunder may be extended, from time to time, without impairing or otherwise affecting the liability of the Borrower, any indorser, guarantor or other party liable hereunder or under any Loan Document, or the continuing security interest in the Collateral provided herein. This Agreement shall terminate only upon written notice from the Bank.

                  SECTION 10.10. AMENDMENT. This Agreement may be amended or altered only in writing signed by the party to be bound by the amendment or alteration.

                  SECTION 10.11. TIME. Time is of the essence of this Agreement.

                  SECTION 10.12. CHOICE OF LAW. The laws of the State of Maryland, exclusive of its conflict of laws rules, shall govern the rights and obligations of the parties to this Agreement and all other Loan Documents, and the interpretation and construction and enforceability thereof and any and all issues relating to the transactions contemplated herein. The Borrower consents to the jurisdiction of, and agrees that venue shall be proper in the Circuit Court for any County of Maryland or

Baltimore City if suit is filed by the Bank to enforce or construe the Loan Documents. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THE LOANS, THIS AGREEMENT OR THE LOAN DOCUMENTS.

                  SECTION 10.13. DISCLOSURE. The Bank may disclose financial information concerning the Borrower to any other financial institution which may share or participate in the Loan. Except as above provided, the Bank shall maintain the confidentiality of all financial and trade proprietary information of Borrower in accordance with applicable state and federal Laws.

                  SECTION 10.14. NUMBER, GENDER, AND CAPTIONS. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

                  SECTION 10.15. AGENT. Reagents Applications, Inc. hereby appoints Hemagen Diagnostics, Inc. its exclusive agent to act for and on its behalf in requesting Advances, receiving notices, accepting service of process, and in taking any and all other actions in connection with this Agreement, the Loan and the Line of Credit Note.

[REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

The Bank shall have no duty or obligation to see to the use or applications of Advances as between either Borrower.

                  IN WITNESS WHEREOF, the Bank and the Borrower execute and seal this Agreement on this 26th day of September, 2002, with the specific intention that this Agreement constitute a document under seal.

WITNESS/ATTEST:                     THE BANK:

                                    BAY NATIONAL BANK

___________________________         By: _____________________________ (SEAL)
                                        Warren F. Boutilier
                                        Senior Director, Client Services

                                    THE BORROWER:

                                    HEMAGEN DIAGNOSTICS, INC.

____________________________        By: ____________________________ (SEAL)
                                        William P. Hales
                                        President & CEO

                                    REAGENTS APPLICATIONS, INC.

____________________________        By: ____________________________ (SEAL)
                                        William P. Hales
                                        President

STATE OF MARYLAND, CITY/COUNTY OF _________________, to wit:

                  I HEREBY CERTIFY, that on this 26th day of September, 2002, before me, the undersigned Notary Public, personally appeared Warren F. Boutilier, who acknowledged himself to be the Senior Director, Client Services of Bay National Bank, a national banking association, known to me (or satisfactorily proved) to be the person who executed the aforegoing Loan and Security Agreement, and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized Senior Director, Client Services of Bay National Bank, by signing the name of Bay National Bank by himself as Senior Director, Client Services.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             _______________________________
                                             Notary Public
My Commission Expires:
_________________________

STATE OF MARYLAND, CITY/COUNTY OF _________________, to wit:

                  I HEREBY CERTIFY, that on this 26th day of September, 2002, before me, the undersigned Notary Public, personally appeared William P. Hales who acknowledged himself to be the President & CEO of HEMAGEN DIAGNOSTICS, INC., a Delaware corporation, known to me (or satisfactorily proved) to be the person who executed the aforegoing Loan and Security Agreement, and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized President & CEO of Hemagen Diagnostics, Inc. by signing the name of Hemagen Diagnostics, Inc., by himself as President & CEO.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             _______________________________
                                             Notary Public
My Commission Expires:
_________________________

STATE OF MARYLAND, CITY/COUNTY OF _____________________, to wit:

                  I HEREBY CERTIFY, that on this 26th day of September, 2002, before me, the undersigned Notary Public, personally appeared William P. Hales who acknowledged himself to be the President of REAGENTS APPLICATIONS, INC., a Delaware corporation, known to me (or satisfactorily proved) to be the person who executed the aforegoing Loan and Security Agreement, and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized President of Reagents Applications, Inc. by signing the name of Reagents Applications, Inc., by himself as President.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             _______________________________
                                             Notary Public
My Commission Expires:
_________________________

                              SCHEDULES AND EXHIBIT

Schedule "A" (1.28.(d))       Existing Liens

Schedule "B" (1.34.)          Subordinated Debt Holders

Schedule "C" (3.2.)           Federally Registered Patents, Trademarks

Schedule "D" (5.3.)           Litigation

Schedule "E" (5.5.)           Title to Collateral

Schedule "F" (5.7.)           States of Incorporation, Qualification

Schedule "G" (5.7.)           Name Changes, Acquisitions, Change of Business Locations

Schedule "G-1" (5.10.)        Taxes

Schedule "H" (5.16.)          Claims as to Intellectual Property

Schedule "I" (5.17.)          Business Locations

Schedule "J" (5.18.)          Subsidiaries

Schedule "K" (5.19.)          Material Contracts in Default

Exhibit "A" (2.1.3.)          Request for Advance

                                   EXHIBIT "A"

                               REQUEST FOR ADVANCE

TO:             Bay National Bank
                Attn:  Warren F. Boutilier
                       Senior Director, Client Services

FROM:           Hemagen Diagnostics, Inc. ("Borrower")

DATE:           ____________________

RE: Loan and Security Agreement dated September 26, 2002 between Borrower, Reagents Applications, Inc. and Bay National Bank (the "Loan Agreement").

         Pursuant to Section 2.1.3. of the Loan Agreement, a request for an Advance is requested.

         (i)     Amount of principal requested:                  $______________

         (ii)    Date Advance to be deposited in                 _______________
                  Borrower's Operating Account

         (iii)   Purpose of Advance                _____________________________
                                                   _____________________________
                                                   _____________________________
                                                   _____________________________

         The undersigned certifies to Bay National Bank that no Event of Default has occurred and is continuing (or would have occurred with the giving of notice or passage of time, or both) under the Loan Agreement or other Loan Documents. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meanings herein.

                                             HEMAGEN DIAGNOSITCS, INC.

                                             By:__________________________(SEAL)
                                                Name:_____________________
                                                Title:____________________